As filed with the Securities and Exchange Commission on June 18, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mobile Infrastructure Corporation

(Exact name of registrant as specified in its charter)

Maryland	32-0777356
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30 W. 4th Street

Cincinnati, Ohio 45202

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated Mobile Infrastructure Corporation and Mobile Infra Operating Company, LLC 2023

Incentive Award Plan

(Full title of the plan)

Stephanie Hogue
Chief Executive Officer
Mobile Infrastructure Corporation
30 W. 4th Street
Cincinnati, Ohio 45202
(Name and address of agent for service)

(513) 834-5110
(Telephone number, including area code, of agent for service)

Copies to:

Hirsh Ament

Frank N. Strumolo

Venable LLP

750 E. Pratt Street

Suite 900

Baltimore, Maryland 21202

Tel: (410) 244-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) covers the registration of (i) 3,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Mobile Infrastructure Corporation, a Maryland corporation (the “Company”), reserved for issuance pursuant to awards that may be granted under the Amended and Restated Mobile Infrastructure Corporation and Mobile Infra Operating Company, LLC 2023 Incentive Award Plan (the “Plan”). At the 2026 Annual Meeting of Stockholders of the Company held on June 18, 2026, the Company’s stockholders approved the Plan and the authorization of an additional 3,000,000 shares of Common Stock available for issuance under the Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Company’s common stock that become issuable under the Plan as the result of any stock splits, stock dividends or similar transactions.

This Registration Statement is filed pursuant to General Instruction E to Form S-8. Accordingly, this Registration Statement hereby incorporates by reference the contents of the registration statement on Form S-8 filed by the Registrant on December 18, 2023 (File No. 333-276109) (the “Prior Registration Statement”), with respect to the Plan, except as otherwise amended, updated or supplemented herein.

This Registration Statement relates solely to the registration of additional securities of the same class as are registered on the Prior Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the employee benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. Such documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8 and the Prior Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC are incorporated by reference in this Registration Statement:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 5, 2026;

(b) The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 12, 2026;

(c) The Company’s Current Reports on Form 8-K filed with the SEC on January 20, 2026, February 24, 2026, March 25, 2026, April 27, 2026, May 26, 2026 and June 18, 2026; and

(d) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on August 25, 2023, as updated by the description of the Company’s Common Stock filed as Exhibit 4.6 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any further amendment or report filed with the SEC for the purpose of updating such description.

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC (including, without limitation, information furnished under Item 2.02 or Item 7.01 of Current Reports on Form 8-K and the exhibits related to such items furnished under Item 9.01) shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

Incorporated by Reference
Exhibit No.	Exhibit	Form	File No.	Filing Date	Exhibit No. or Annex	Filed Herewith
4.1	Articles of Incorporation of Mobile Infrastructure Corporation	8-K	001-40415	August 31, 2023	3.1

4.2	Bylaws of Mobile Infrastructure Corporation	8-K	001-40415	August 31, 2023	3.3

5.1	Opinion of Venable LLP					X

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm of MIC					X

23.2	Consent of Grant Thornton LLP, independent registered public accounting firm of MIC					X

23.3	Consent of Venable LLP (included in Exhibit 5.1 hereto)					X

24.1	Power of Attorney (included on the signature page to this Registration Statement on Form S-8)					X

99.1	Amended and Restated Mobile Infrastructure Corporation and Mobile Infra Operating Company, LLC 2023 Incentive Award Plan	DEF 14A	001-40415	April 23, 2026	A

107	Filing Fee Table					X

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on June 18, 2026.

MOBILE INFRASTRUCTURE CORPORATION

By:	/s/ Stephanie Hogue
Name:	Stephanie Hogue
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephanie Hogue and Paul Gohr, and each of them acting individually, as his or her true and lawful attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts shall together constitute one and the same instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Stephanie Hogue	President and Chief Executive Officer	June 18, 2026
Stephanie Hogue	(Principal Executive Officer)

/s/ Paul Gohr	Chief Financial Officer	June 18, 2026
Paul Gohr	(Principal Financial Officer and Principal Accounting Officer)

/s/ Manuel Chavez III	Executive Chairman and Director	June 18, 2026
Manuel Chavez, III

/s/ Danica Holley	Director	June 18, 2026
Danica Holley

/s/ Damon Jones	Director	June 18, 2026
Damon Jones

/s/ David Garfinkle	Director	June 18, 2026
David Garfinkle

/s/ Jeffrey B. Osher	Director	June 18, 2026
Jeffrey B. Osher

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